UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007

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HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number,
including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 12, 2007, Hooker Furniture Corporation filed a Form 12b-25 notice of late filing regarding its transition report on Form 10-Q for the two-month transition period ended January 28, 2007. In that notice, the Company reported as follows.

On August 29, 2006, the Company approved a change in its fiscal year. After the fiscal year that ended November 30, 2006, the Company’s fiscal years will end on the Sunday closest to January 31. In connection with the change to the new fiscal year, the Company had a two-month transition period that began December 1, 2006 and ended January 28, 2007.

The Company’s transition report on Form 10-Q will report the Company’s results of operations and financial condition for the two-month transition period compared to the first quarter ended February 28, 2006 (three months).

The Company expects to report:

•

net sales for the 2007 two-month transition period of $49.1 million, compared to $85.3 million for the 2006 first quarter. Based on actual shipping days in each period, average daily net sales declined 5.8% to $1,258,000 per day during the 39 -day 2007 transition period compared to $1,335,400 per day during the 42 -day operating period from December 1, 2005 through January 31, 2006 and 8.6% from $1,376,400 per day during the 62 -day 2006 first quarter;

•

an operating loss of $17.2 million, or 35.1% of net sales during the 2007 transition period compared to operating income of $5.8 million, or 6.8% of net sales, in the 2006 first quarterly period, principally as a result of:

o	the $18.4 million non-cash, non-tax deductible charge related to the termination of the Company’s ESOP, which amounted to 37.6% of net sales; and
o

$3.0 million in restructuring charges, which amounted to 6.1% of net sales, principally for severance and termination benefits ($2.3 million) related to the planned closing of the Martinsville, Va. facility and costs to prepare the facility for sale ($655,000); partially offset by,

o	improvement in gross profit margin to 27.8% of net sales, for the 2007 two-month transition period, compared to 26.9% of net sales, for the 2006 first quarter; and,
o

a decline in selling and administrative expenses as a percentage of net sales to 19.3% in the 2007 transition period compared to 19.9% during the 2006 first quarter principally due to lower warehousing and distribution costs; and

•	a net loss of $17.6 million, or $1.45 per share for the 2007 two-month transition period, compared to net income of $3.6 million, or $0.30 per share, for the 2006 first quarter.

The Company expects that its transition report on Form 10-Q will be filed on or before March 14, 2007 and that it will hold a previously announced investor call regarding the results of the two-month transition period ended January 28, 2007 via teleconference and live internet web cast on Friday morning March 16, 2007 at 9:00 AM Eastern Standard Time. The dial in number for domestic callers is (800) 565-5442 and (913) 312-1298 for international callers. The call will be simultaneously web cast and archived for replay on the Company’s web site at www.hookerfurniture.com in the Investor Relations section.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By: /s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: March 12, 2007

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